UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2013

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7733 Forsyth Boulevard, Suite 800

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07.	Submission of Matters to a Vote of Security Holders.

SIGNATURES

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 30, 2013, the Company held its regular Annual Meeting of Stockholders. The stockholders considered three proposals. The results of the voting were as follows:

Proposal 1: Election of Nine Directors for a One-Year Term.

	Shares Voted For	Shares Withheld
David Aldrich	39,806,059	1,829,249
Lance C. Balk	39,311,348	2,323,960
Judy L. Brown	39,825,198	1,810,110
Bryan C. Cressey	39,334,844	2,300,464
Glenn Kalnasy	39,315,414	2,319,894
George Minnich	39,805,667	1,829,641
John M. Monter	39,791,810	1,843,498
John S. Stroup	39,456,177	2,179,131
Dean Yoost	39,797,349	1,837,959

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
41,089,200	791,030	603,054

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
40,708,134	231,399	695,775	847,976

Proposal 4:Re-approval of Performance Metrics for Annual Cash Incentive Plan to Qualify for Deduction under Internal Revenue Code Section 162(m).

For	Against	Abstain	Broker Non-Votes
39,943,302	1,085,912	606,094	847,976

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 30, 2013	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel